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Exhibit 99.1

FedEx is Comfortable with Fiscal 2003 First Call Earnings Per Share Estimate

        MEMPHIS, Tenn., June 25, 2002—FedEx Corp (NYSE: FDX) announced that it is comfortable with the current First Call consensus estimate for fiscal 2003 of $2.77, representing a 16% year-over-year earnings per share increase.

        "We have achieved record earnings and have doubled our net income in our most recent quarter," said Frederick W. Smith, chairman, president and chief executive officer. "FedEx has strong momentum going into fiscal 2003 and we are very optimistic about our ability to improve the return on invested capital, operating profit margins, earnings per share and to achieve strong cash flow."

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        Certain statements in this press release may be considered forward-looking statements, such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, any impacts on the company's business resulting from the events that occurred on September 11, 2001 or any future threats or acts of terrorism, and the timing and amount of any money that FedEx is entitled to receive under the Air Transportation Safety and System Stabilization Act, as well as general economic and competitive conditions in the markets we serve, matching capacity to volume levels and other factors which can be found in FedEx Corp.'s and its subsidiaries' press releases and filings with the SEC.

Media Contact: Shirlee Clark, 901/818-7463
Investor Contact: Jim Clippard, 901/818-7468
Worldwide Web Home Page: fedex.com

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  Exhibit 99.1